Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-64462 and No. 333-63342) of our report dated January 24, 2003, with respect to the consolidated financial statements of Certegy Inc. incorporated by reference and included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
February 7, 2003